UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): June 6, 2011

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


     648 Finch Avenue East, Suite 2, Toronto, Ontario M2K 2E6, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

Departure of Officer. At a regular meeting of the Board of Directors held on June 6, 2011, Mr. Vic Dominelli tendered his resignation as Chief Executive Officer and Chief Financial Officer of the Company effective at the close of the meeting.

Election of Officer. The Board of Directors accepted Mr. Dominelli's resignation and appointed Mr. Sam Merchant as Chief Executive Officer.

Also on the same day Mr. Michael Ciavarella our current director of operations was appointed as President, Chief Operating Officer and Chief Financial Officer.

Resignation of Chairman. Also on June 6, 2011 Mr. Vic Dominelli resigned as our Chairman of the Board but will remain as a director.

New Director. On June 6, 2011 Mr. Michael Ciavarella was elected to the board of directors. Contemporaneously, Mr. Ciavarella was appointed to serve as Chairman of the Board.

Mr. Merchant has been a director of the company since May 5, 2008, also
Mr. Ciavarella served as our CEO and President between July 9, 2004 and January 6, 2005. Mr. Ciavarella also served as a director from September 2004 to January 6, 2005. Both Mr. Merchant's and Mr. Ciavarella's backgrounds and profiles were previously reported.

Neither of Mr. Merchant or Mr. Ciavarella hold any other directorships in reporting companies and do not have any family relationships among other current or nominated directors or executive officers.

Neither of Mr. Merchant or Mr. Ciavarella not have any material interest in any current or future deal.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  June 6, 2011.                 EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHAEL CIAVARELLA, B.SC
                                         ------------------------------
                                          MICHAEL CIAVARELLA
                                          Chairman of the Board
                                          President